LIMITED POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby makes, constitutes and appoints Thomas C. Chesterman, Alice R. Myton, Grace Gloria Cassady, Katherine Beck, and Lori Grant-Koehler as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

1. act as the Applicant's EDGAR account administrator and manage the Applicant's EDGAR account.

2. do and perform any and all acts for and on behalf of the Applicant which may be necessary or desirable to act as the Applicant's EDGAR account administrator and manage the Applicant's EDGAR account.

3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

4. The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

5. This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the Applicant's responsibilities, if any, to comply with the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23 day of October, 2025.

By: [signature]
Name: Michael Stuart Edell
Title: Interim Chief Operating Officer

STATE OF CA
COUNTY OF Ventura

On the 23 day of October 2025, the foregoing Power of Attorney was acknowledged before me by Michael Edell, by means of physical presence. I attest and to the best of my knowledge, the document is neither a vital record nor a public record, or certified copies of which are available from an official source other than a notary public.

[signature]
Name: Ami Bains
Notary Public, State of CA

AMI BAINS
Notary Public - California
Ventura County
Commission # 2442557
My Comm. Expires Mar 28, 2027